UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2014

WORDLOGIC CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-32865	88-0422023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1130 West Pender St., Suite 230 Vancouver, BC Canada	V6E 4A4
(Address of principal executive offices)	(Zip Code)

(604) 257-3660

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01        Other Events.

On July 14, 2014, Wordlogic Corporation (the “Company”) along with its wholly owned subsidiary 602531 British Columbia Ltd., filed a Complaint for Patent Infringement in the United States District Court for the Western District of Washington at Seattle against Touchtype Limited doing business as SwiftKey (“SwiftKey”).  The action arises out of the activities of defendant SwiftKey, relating to the making, selling, offering for sale, licensing, and/or using of predictive text technology for computer devices in the United States that constitutes direct or indirect infringement of one or more claims of the Company’s United States Patent #8,552,984 entitled "Method, System, Apparatus and Computer-Readable Media For Directing Input Associated with Keyboard-Type Device".

The Company is seeking the following:

(1)   to have the court order that SwiftKey and all related parties be preliminarily and permanently enjoined from further infringement of the Company’s patent;

(2)   that SwiftKey be ordered to account for and pay the Company actual and exemplary damages to compensate the Company for SwiftKey's acts of infringement, but in, any event, no less than a reasonable royalty;

(3)   that the Court find that the SwiftKey willfully infringed the Company’s Patent;

(4)   that the Court award treble damages for willful infringement; and

(5)   costs and reasonable attorneys’ fees as well as other and further relief as it may deem just and proper.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORDLOGIC CORPORATION

Date: July 14, 2014	By:	/s/ Frank Evanshen
Frank Evanshen, Director